UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GRAYSCALE FUNDS TRUST

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

290 Harbor Drive, 4th Floor, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class to be registered
Shares of beneficial interest, no par value

Grayscale AI Compute ETF	NYSE Arca, Inc.
(formerly Grayscale Bitcoin Miners ETF)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-271770

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Descriptions of Registrant’s Securities to be Registered.

Description of the shares of beneficial interest, no par value, of the series of Grayscale Funds Trust (the “Trust”) listed below to be registered hereunder are set forth in Post-Effective Amendment No. 107 to the Trust’s Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 115 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A (Commission File Nos. 333-271770; 811-23876) (the “Registration Statement”), as filed with the Securities and Exchange Commission on September 21, 2026, which descriptions are incorporated herein by reference. This amendment is being filed in connection with a change to the name and the ticker symbol of the series of the Trust listed below (the “Fund”). The Registration Statement for the Fund was amended to reflect the change in the Fund’s name and ticker symbol effective September 22, 2026.

The series of the Trust that is registering securities, and its I.R.S. Employer Identification Number, is as follows:

Grayscale AI Compute ETF	33-2495194
(formerly Grayscale Bitcoin Miners ETF)

Item 2.	Exhibits.

The Trust’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(i) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-271770; 811-23876), as filed with the Securities and Exchange Commission on May 9, 2023.

1.	The Trust’s Amended and Restated Agreement and Declaration of Trust is incorporated by reference to Exhibit (a)(ii) to the Trust’s Pre-Effective Amendment No. 8 to the Registration Statement on Form N-1A (Commission File Nos. 333-271770; 811-23876), as filed with the Securities and Exchange Commission on October 11, 2024.

2.	The Trust’s By-Laws are incorporated herein by reference to Exhibit (b)(i) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-271770; 811-23876), as filed with the Securities and Exchange Commission on May 9, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 21st day of September, 2026.

GRAYSCALE FUNDS TRUST

By:	/s/ Stephen E. Vanourny Jr.
Name:	Stephen E. Vanourny Jr.
Title:	Trustee, President and Principal Executive Officer